UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01       Changes in Certify Accountant

On June 8, 2022, Lifeway Foods, Inc. (“Lifeway” or the “Company”) was notified by Mayer Hoffman McCann P.C., its independent registered public accounting firm (“MHM”), that MHM would not stand for re-appointment after completion of the current audit of the Company’s financial statements for the fiscal year ending December 31, 2021. However, MHM informed the Company that it will continue to perform services for the Company in connection with the fiscal quarters ended March 31, 2022 and ending June 30, 2022 and September 30, 2022. The Company is working diligently with MHM to file its Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) as soon as practicable. Lifeway has begun the process of evaluating other independent registered public accounting firms to replace MHM and expects to appoint a new firm as soon as practicable. MHM has committed to fully cooperate with the replacement firm to ensure an orderly transition.

MHM’s audit reports on the Company’s financial statements as of and for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As previously reported, on April 29, 2022, the Audit and Corporate Governance Committee of the Board of Directors of the Company, after discussion with management and MHM, concluded that the Company’s previously issued (i) audited consolidated financial statements for the year ended December 31, 2020, and (ii) unaudited consolidated financial statements for the periods ended March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021, June 30, 2021, and September 30, 2021 (collectively, the “Affected Periods”) should be restated and no longer relied upon due to material errors in the recording of deferred income taxes related to indefinite-lived intangible assets associated with the 2009 acquisition of Fresh Made, Inc. The error resulted in a $1.18 million understatement of both deferred income tax liabilities and goodwill of as of January 1, 2020, but had no impact on the Company’s liquidity or cash position. The Company intends to restate the audited consolidated financial statements for the Affected Periods (collectively the “Restatement”) and correct the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2021 Form 10-K as soon as practicable.

In connection with the Restatement, management has evaluated the Company’s internal control over financial reporting and determined that a material weakness existed as of December 31, 2021, related to the fact that the company did not design internal controls to identify and correct the errors discussed above. As a result, the Company’s management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2021. Management is currently evaluating the Company’s disclosure controls and procedures as of such date, but has not yet reached a conclusion. The Company will report the material weakness in the 2021 Form 10-K and is taking steps to remediate the related internal control deficiencies.

During the years ended December 31, 2021 and 2020, and the subsequent interim period through June 8, 2022, there were (i) no “disagreements,” as defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and MHM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to MHM’s satisfaction, would have caused MHM to make reference to the subject matter of the disagreement in connection with its report for such year and (ii) no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the Restatement and the material weakness in the Company’s internal control over financial reporting discussed above.

The Company provided MHM with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that MHM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements contained herein. A copy of MHM’s letter, dated June 14, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Mayer Hoffman McCann P.C., dated June 14, 2022, addressed to the Securities and Exchange Commission.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: June 14, 2022	By:	/s/ Eric Hanson
Name: Eric Hanson Title: Chief Financial Officer and Accounting Officer